SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2005

Genesco Inc.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 367-7000

(Former name or former address, if changed since last report)

ITEM 4.02(a). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Genesco Inc. (the “Company”) today issued a press release (included as Exhibit 99.1 to this Report) announcing that it will restate its consolidated financial statements to reflect changes in accounting for leases and leasehold improvements. A February 7, 2005, letter from the Chief Accountant of the Securities and Exchange Commission to the Center for Public Company Audit Firms of the American Institute of Certified Public Accountants clarified generally accepted accounting principles applicable to leases and leasehold improvements. After review of the letter and consultation with the audit committee of the board of directors and the Company’s independent registered public accounting firm, the Company determined and announced that certain aspects of its accounting were inconsistent with the letter. After analysis of the effects of the changes necessary to comply with the interpretations contained in the letter and further consultations with the audit committee and independent auditors, on March 18, 2005, management of the Company determined that it would restate its previously issued consolidated financial statements for the years ended February 1, 2003 and January 31, 2004, and for the quarterly periods of the fiscal years ended January 31, 2004 and January 29, 2005. Those financial statements should no longer be relied upon.

In prior periods, the Company’s consolidated balance sheets have reflected the unamortized portion of construction allowances from landlords as a reduction of property and equipment instead of as deferred rent. In addition, the Company’s statements of cash flows have reflected construction allowances as a reduction of capital expenditures within cash flows from investing activities, rather than as cash flows from operating activities.

Additionally, the Company had previously recognized the straight-line rent expense for leases beginning generally on the commencement date of the lease term, rather than on the date, prior to inception of the lease, when the Company gained access to the premises to begin construction.

Finally, generally accepted accounting principles require amortization of leasehold improvements over the shorter of the estimated life of the asset or the lease term. In the case of certain leases with five-year initial terms followed by a five-year renewal option, based on its historical experience that it typically exercises the renewal option in such leases, the Company has treated the lease term as 10 years for purposes of the amortization analysis. The restated financial statements and revised results will reflect acceleration of the amortization of leasehold improvements in all cases in which the current amortization exceeds the initial lease term, unless there is a financial penalty associated with failure to exercise the renewal option.

The Company intends to reflect the restatements of its annual and interim financial statements in its annual report on Form 10-K for the fiscal year ended January 29, 2005.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

     The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release, dated March 24, 2005, issued by Genesco Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Genesco Inc.
By:	/s/ Roger G. Sisson
Name:	Roger G. Sisson
Title:	Vice President, Secretary and General Counsel

Date: March 24, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 24, 2005

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